Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2012, with respect to the financial statements and financial highlights and internal control over financial reporting and our report dated August 2, 2012, with respect to the debt obligations and indebtedness of KCAP Financial, Inc. (formerly, Kohlberg Capital Corporation) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”

/s/ GRANT THORNTON LLP

New York, New York

August 2, 2012

Exhibit n.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2012, with respect to the combined financial statements of Katonah Debt Advisors, L.L.C. and affiliates as of December 31, 2011 and 2010, and the related combined statements of operations, cash flows, and members’ equity for the years then ended, contained in the Registration Statement and Prospectus of KCAP Financial, Inc. We hereby consent to the inclusion of said report in the Registration Statement and Prospectus of KCAP Financial, Inc.

/s/ GRANT THORNTON LLP

New York, New York

August 2, 2012

Exhibit n.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 14, 2012, with respect to the consolidated financial statements of Trimaran Advisors, L.L.C. and affiliates as of December 31, 2011 and 2010, and the related consolidated statements of operations, cash flows, and members’ equity for each of the three years ended December 31, 2011, contained in the Registration Statement and Prospectus of KCAP Financial, Inc. We hereby consent to the inclusion of said report in the Registration Statement and Prospectus of KCAP Financial, Inc.

/s/ GRANT THORNTON LLP

New York, New York

August 2, 2012